Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	Case No. 08-14283-RDD

Chapter 7 (involuntary)
IVI SMART TECHNOLOGIES, INC.,

Alleged Debtor.

ORDER DISMISSING INVOLUNTARY PETITION WITH PREJUDICE

The alleged debtor herein, IVI Smart Technologies, Inc. (hereinafter referred to as “IVI Smart”) having moved by its attorneys to dismiss this involuntary case; and IVI Smart having further moved to compel the petitioners to post a bond under Section 303(e) of the Bankruptcy Code to cover potential damages and losses that may be incurred by IVI Smart as a result of the filing of the involuntary petition (collectively, the “IVI Motions”); and a hearing having been held on April 29, 2009 before this Court to consider the IVI Motions; and IVI Smart having appeared by its counsel, Backenroth Frankel & Krinsky, LLP, Abraham Backenroth, Esq, of counsel, in support of the IVI Motions; and the petitioning creditors having appeared by their counsel, Bruce D. Atherton & Associates, PLLC, Bruce D. Atherton, Esq., in opposition to the IVI Motions; and based upon all the pleadings and the record of the hearing of April 29, 2009, and, specifically, the stipulation placed on the record withdrawing the petitions herein with prejudice (the “Stipulation”), and sufficient cause appearing therefor, it is

ORDERED, that the involuntary petition filed in this case is hereby withdrawn with prejudice, this case is dismissed, and the terms and conditions of the Stipulation, incorporated herein by reference, are specifically approved. Counsel for IVI Smart shall cause that portion of the transcript of the hearing setting forth the Stipulation to be filed on the docket in this case.

Dated:	New York, New York
May 7, 2009

/s/ Robert D. Drain
Robert D. Drain,
United States Bankruptcy Judge